UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2016

MarineMax, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-14173	59-3496957
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2600 McCormick Drive, Suite 200, Clearwater, Florida		33759
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 727-531-1700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2016, MarineMax, Inc. and its subsidiaries (collectively, the “Company”) entered into an amendment to its Inventory Financing Agreement (the “Credit Facility”), originally entered into on June 24, 2010, as subsequently amended (most recently on October 30, 2015), with Wells Fargo Commercial Distribution Finance (formerly GE Capital, Commercial Distribution Finance LLC). The June 9, 2016 amendment, among other things, increased the size of the facility by $40 million to $300 million, increased the borrowing availability against certain collateral and extended the expiration date by a year to October 30, 2019.

The amended Credit Facility has a three-year term, expiring on October 30, 2019, subject to extension for two one-year periods, with lender approval.

Advances under the amended Credit Facility are initiated by the acquisition of eligible new and used inventory or are re-advances against eligible new and used inventory that have been partially paid-off. Advances on new inventory mature 1,080 days from the original invoice date. Advances on used inventory mature 361 days from the date the Company acquires the used inventory. Each advance is subject to a curtailment schedule, which requires that the Company pay down the balance of each advance on a periodic basis starting after six months. The curtailment schedule varies based on the type of inventory and the value of the inventory.

The collateral for the amended Credit Facility is all of the Company’s personal property with certain limited exceptions. None of the Company’s real estate has been pledged as collateral for the amended Credit Facility.

This description of the amendment to the Credit Facility is qualified in its entirety by reference to the complete terms and conditions of the applicable amended documents, each of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for its quarterly period ended June 30, 2016.

On June 14, 2016, the Company issued a press release announcing the amendment to the Credit Facility. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Press release of MarineMax, Inc. dated June 14, 2016, entitled “MarineMax Expands Financing Capacity.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.

June 14, 2016	By:	/s/ Michael H. McLamb
	Name:	Michael H. McLamb
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release of MarineMax, Inc. dated June 14, 2016, entitled “MarineMax Expands Financing Capacity.”